UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2013

Anavex Life Sciences Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	20-8365999
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

51 West 52nd Street, 7th Floor, New York, NY USA 10019
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 1-800-689-3939

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

Amendment of Common Stock Purchase Warrants

Anavex Life Sciences Corp. (the “Company”) has announced that effective December 21, 2013, each of a group of common stock purchase warrants (the “Warrants”) was amended to eliminate a provision that allowed a ratchet down of the exercise price, and amended to eliminate a put option that could have required the Company to make cash payments up to the fair value of the Warrants (the “Amendments”). The Company anticipates that as a result of the Amendments, the Company will be able to de-recognize the treatment of the Warrants as a derivative liability in its financial statements.

The Amendments were effected pursuant to the Company entering into an Amendment No. 1 to Common Stock Purchase Warrant with each of the Investors (as defined below), a copy of the form of which is attached hereto as Exhibit 10.1 and which is incorporated herein in its entirety by reference. The Warrants were issued to certain private placement investors and debt conversion holders (collectively, the “Investors”), as reported in the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2013.

Item 9.01       Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit No. Description:

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Form of Amendment No. 1 to Common Stock Purchase Warrant	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Christopher Missling
Name: Christopher Missling, PhD
Title: President and Chief Executive Officer

Date: February 10, 2014